Exhibit 10.1

Execution Version

RESOLUTE ENERGY CORPORATION

55,000 Shares of 8-1/8% Series B Cumulative Perpetual Convertible Preferred Stock

(initial liquidation preference of $1,000.00 per share)

Purchase Agreement

October 4, 2016

BMO Capital Markets Corp.

As Representative of the

Initial Purchasers listed

in Schedule 1 hereto

c/o BMO Capital Markets Corp.

3 Times Square

27th Floor

New York, New York 10036

Ladies and Gentlemen:

Resolute Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), an aggregate of 55,000 shares of 8-1/8% Series B Cumulative Perpetual Convertible Preferred Stock of the Company, with an initial liquidation preference of $1,000.00 per share (the “Convertible Preferred Stock”) (such Convertible Preferred Stock, the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional 7,500 shares of Convertible Preferred Stock (such Convertible Preferred Stock, the “Option Securities”). The Firm Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible, subject to certain conditions set forth in the certificate of designations establishing the Securities (the “Certificate of Designations”), for shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Securities. “Underlying Shares,” as used herein, means the maximum number of shares of Common Stock issuable upon conversion of the Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a Fundamental Change (as described in the Disclosure Package (as defined below)).  The Underlying Shares may have attached thereto rights (the “Rights”) to purchase fractions of a share of Series A Junior Participating Preferred Stock of the Company upon the occurrence of certain events, as more particularly set forth in the Rights Agreement (the “Rights Agreement”) dated as of May 17, 2016 between the Company and Continental Stock Transfer & Trust Company, as rights agent.

To the extent there are no additional Initial Purchasers listed on Schedule 1 other than you, the term Representative as used herein shall mean you, as Initial Purchasers, and the terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.  The Company understands that the Initial Purchasers propose to offer the Securities in accordance with Rule 144A under the Securities Act to “qualified institutional buyers” (as defined in Rule 144A) as soon as the Representative deems advisable after this Purchase Agreement (this “Agreement”) has been executed and delivered.

It is expected that concurrent with the Company and the Initial Purchasers entering into this Agreement , the Company will enter into a purchase and sale agreement with Firewheel Energy, LLC (the “Seller”), relating to a proposed acquisition of assets (the “Acquisition”) from the Seller.  The closing of the offering of the Securities is not conditioned on the completion of the Acquisition.

In the event that the Acquisition is completed, it is expected that the Acquisition would be financed with the net proceeds of the offering of the Securities, together with borrowings under the Company’s Second Amended and Restated Credit Agreement, dated March 30, 2010, among the Company, as borrower, Wells Fargo Bank National Association, as administrative agent, and the other agents and lenders party thereto (as amended, restated, supplemented and otherwise modified from time to time, the “Revolving Credit Facility”), and the issuance of shares of our Common Stock in a private placement to the Seller (the “Equity Consideration”).

In connection with the offering of Securities, the Company has obtained an amendment (the “RBL Amendment”) to the Company’s revolving credit agreement (the “Revolving Credit Agreement”).

In connection with the offering of the Securities, the Company has prepared a preliminary offering memorandum, dated September 30, 2016 (including the annexes thereto and the information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated October 4, 2016 (as amended or supplemented to the date of such amendment or supplement, including the annexes thereto and the information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Final Memorandum and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package and the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the Time of Sale that is incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Disclosure Package”): the Preliminary Memorandum, as supplemented and amended by the written communications listed on Annex B hereto, including the pricing term sheet substantially in the form attached as Annex C hereto (the “Pricing Term Sheet”), which has been prepared for use in connection with the offering of the Securities.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with,  each Initial Purchaser that:

(a) Preliminary Memorandum; Final Memorandum. The Preliminary Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date, on the Closing Date (as defined below) and on any Additional Closing Date (as defined below), the Final Memorandum did not and will not (and any amendment or supplement thereto, as of its date, at the Closing Date and on any Additional Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Disclosure Package. The Disclosure Package, as of the Time of Sale did not, and as of the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(c) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the documents listed on Annex B hereto, including a term sheet substantially in the form set forth in Annex C hereto, which constitute part of the Disclosure Package, and (iv) each electronic “road show” (as defined in Rule 433(h) under the Securities Act) and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d) No Registration. No registration under the Securities Act of the Securities or the Underlying Shares is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(e)No Integration. None of the Company, its affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Shares under the Securities Act.

(f)No General Solicitation. None of the Company, its affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or the Underlying Shares in the United States.

(g)144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Disclosure Package, as of the Time of Sale, and the Final Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act..

(h)Investment Company Act. Neither the Company nor any of its subsidiaries are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.

(i)No Solicitation of Purchases. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification.

(l) Capital Stock. All the outstanding shares of capital stock or membership interests, as the case may be, of the Company and each subsidiary have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, (i) all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance and (ii) there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(m)Legal Proceedings. The statements under the heading Part I, Item 3 “Legal Proceedings” in the Company’s Annual Report for the year ended December 31, 2015 incorporated by reference in the Preliminary Memorandum and the Final Memorandum fairly summarize the matters therein described in all material respects.

(n) Due Authorization; Execution and Delivery.   The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Certificate of Designations. Each of this Agreement and the Certificate of Designations has been duly and validly authorized. This Agreement has been duly and validly executed and delivered.  On or before the Closing, the Certificate of Designations will be duly executed and delivered by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Securities, and the holders of the Securities will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State for the State of Delaware. Upon filing with the Secretary of State for the State of Delaware, the Certificate of Designations will conform in all material respects to the description thereof in the Disclosure Package and the Final Memorandum.

(o) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement or the Certificate of Designations, the offering, issuance and sale of the Securities, the issuance of the Underlying Shares upon conversion of the Securities and the consummation of the transactions contemplated herein, except for the filing of the Certificate of Designations with the Secretary of State for the State of Delaware, the filing of a current report on Form 8-K with the Commission and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers.

(p) No Conflicts. None of the execution and delivery of this Agreement, the execution and filing of the Certificate of Designations, the issuance and sale of the Securities, the issuance of the Underlying Shares upon conversion of the Securities or the performance of the obligations hereunder or thereunder will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of (ii) and (iii) for breaches or violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(q) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the financial data set forth under the caption “Summary Selected Consolidated Historical Financial Data” in the Disclosure Package and the Final Memorandum fairly present in all material respects, on the basis stated in the Disclosure Package and the Final Memorandum, the information included or incorporated by reference therein; to the knowledge of the Company, the historical financial statements relating to the assets which may be acquired in the Acquisition (the “Target Assets”) included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the revenue and direct operating expenses associated with such assets at the dates and for the periods indicated, and in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum; the pro forma financial statements included in the Disclosure Package and the Final Memorandum comply as to form with the accounting requirements of Regulation S-X applicable to offerings registered under the Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(r)No Legal Matters. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Certificate of Designations or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(s) No Violation or Default. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except in the case of (ii) and (iii), for such violations as would not reasonably be expected to have a Material Adverse Effect.

(t) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company, as required by the Exchange Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board. To the knowledge of the Company, KPMG LLP, who have certified certain financial statements relating to the Target Assets and delivered their report with respect to such financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Seller.

(u)No Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(v) Taxes. The Company and each of its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine, interest or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine, interest or penalty that is currently being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(w) No Labor Disputes. No collective labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and neither the Company nor any of its subsidiaries is aware of any existing or imminent collective labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) No Restrictions on Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except under each of (i) the Revolving Credit Facility, (ii) the Secured Term Loan Agreement dated December 30, 2014, among the Company, as borrower, Bank of Montreal, as administrative agent, and the other parties party thereto and (iii) the indenture governing the Company’s 8.50% Senior Notes due 2020, as described in the Disclosure Package and the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(y) Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) Licenses and Permits. The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(bb)Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(cc)Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice from any person of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (including in the risk factors set forth therein and exclusive of any amendment or supplement thereto).

(dd) Compliance with ERISA. (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established , maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue

Code of 1986, as amended (the “Code”) is so qualified; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan or welfare plan, excluding transactions effected pursuant to a statutory or administrative exemption; (v) each pension plan and welfare plan established, maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries is in compliance in all material respects with applicable law; (vi) none of the Company, any of its subsidiaries, nor any member of any of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) have at any time in the last six years sponsored, maintained, contributed to, or been obligated to sponsor, maintain or contribute to, or have any liability, actual or contingent, with respect to any pension plan subject to Title IV of ERISA; and (vii) neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ee) Material Subsidiaries. The subsidiaries listed on Annex D attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened.

(gg) Compliance with Sanctions. None of the Company nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries, is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that currently is the subject  or target of Sanctions that prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that currently is the subject or target of Sanctions or is located, organized or resident in a Sanctioned Country or (ii) in any other manner that will result in a violation of Sanctions.

(hh) No Unlawful Payments. The Company and its subsidiaries do not currently have any operations outside of the United States; and neither the Company nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and the Company’s directors or officers, in their capacities as such, to materially comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj) Tax Disclosure. To the knowledge of the Company and its subsidiaries, the statements in the Disclosure Package and the Final Memorandum under the heading “Material U.S. Federal Income Tax Considerations” insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

(kk) Independent Engineer. Netherland, Sewell & Associates, Inc. who have delivered their reports with respect to substantially all of the Company’s oil and natural gas reserves at December 31, 2015 and June 30, 2016, was, as of the date of each such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. To the knowledge of the Company, Netherland, Sewell & Associates, Inc., who issued a report with respect to the Target Assets at June 30, 2016, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Seller.

(ll) Reserves Estimates. The information underlying the estimates of reserves of the Company and the reserves associated with the Target Assets included in the Disclosure Package and the Final Memorandum, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices for companies of comparable size; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies, CO2 or personnel, the timing of third party operations, issues relating to gathering, processing, refining or transportation and other than as described in the Disclosure Package and the Final Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Final Memorandum; estimates of such reserves and present values as described in the Disclosure Package and the Final Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(mm) Real and Personal Properties. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company and its subsidiaries and, to the knowledge of the Company, the Seller have valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s and Seller’s proved reserves, as applicable, described in the Disclosure Package and the Final Memorandum and good and marketable title to all other real property and to all personal property described in the Disclosure Package and the Final Memorandum as being owned by them, as the case may be, in each case free and clear of all liens, encumbrances and defects, except as (i) disclosed or contemplated in the Disclosure Package and the Final Memorandum or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or, to the knowledge of the Company, the Seller, as the case may be; any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(nn) Securities. The Securities to be issued and sold by the Company to the Initial Purchasers hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Disclosure Package and the Final Memorandum in all material respects, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(oo) Underlying Shares. When the Securities are issued and delivered and paid for pursuant to this Agreement, such Securities will be convertible into the applicable number of Underlying Shares in accordance with their terms. The Underlying Shares issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Securities, will be validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or in law); and the Rights have been duly authorized by the Company and, when issued upon issuance of the Underlying Securities, will be validly issued, and the Series A Junior Participating Preferred Stock of the Company issuable upon exercise of the Rights has been duly authorized by the Company and validly reserved for issuance and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(pp)Related Parties. No material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is not described in the Disclosure Package and the Final Memorandum.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company or its subsidiaries that has caused the Company or its subsidiaries to believe that the statistical and market-related data included in the Disclosure Package and the Final Memorandum and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)Description of Capital Stock. The statements set forth in the Disclosure Package and the Final Memorandum under the captions “Description of Convertible Preferred Stock” and “Description of Capital Stock” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ss)Listing. As of the Time of Sale, the Common Stock (other than the Underlying Shares) is listed on The New York Stock Exchange (“NYSE”). As of the Closing Date, the Common Stock (including the Underlying Shares) will be listed on the NYSE.

(tt)Issuer Written Communication. The Company has not distributed and, prior to the later to occur of any Closing Date or Additional Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Disclosure Package, the Final Memorandum, any Issuer Written Communication to which the Representative has consented in writing pursuant to Section 5(d) and any Issuer Written Communication set forth on Schedule 2 hereto.

(uu) No Material Adverse Change. Since the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(vv) Conversion. The Company has reserved and will keep available at all times, free of preemptive or similar rights, the Underlying Shares.

Any certificate signed by any officer of the Company or any of its subsidiaries, as the case may be, and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and its subsidiaries, as to matters covered thereby, to each Initial Purchaser.

2.Purchase and Sale.

(a)Subject to the terms, conditions, representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price of $960.00 per share (the “Purchase Price”).

(b)In addition, subject to the terms, conditions, representations, warranties and agreements set forth herein, if the Initial Purchasers exercise the option to purchase any Option Securities pursuant to Section 2(d), the Company agrees to issue and sell such Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company such Option Securities at the Purchase Price in accordance with Section 2(c) less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities.

(c)If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Initial Purchaser shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate any fractional Securities as the Representative in its sole discretion shall make.

(d)The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date (as defined below) nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

3.Delivery and Payment. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative (a) in the case of the Firm Securities, at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on October 7, 2016, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representative and the Company may agree upon in writing or (b) in the case of any Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment and delivery (through the facilities of The Depository Trust Company) for the Firm Securities is referred to herein as the “Closing Date” and each time and date for such payment and delivery for the Option Securities, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date in definitive form registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company

4.Offering by the Initial Purchasers. (a) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Disclosure Package. Each Initial Purchaser acknowledges that the Securities have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

(b)Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has not offered or sold, and will not offer or sell, any Securities except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act);

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Securities Act;

(iv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act);

(v) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(vi) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(vi)in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State other than, with effect from and including the Relevant Implementation Date:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative; or

(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this clause (vi), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU)) and includes any relevant implementing measure in each Relevant Member State; and

(vii)in relation to the Securities in, from or otherwise involving Canada, (A) it will sell Securities only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and (B) any resale of the Securities or Underlying Shares shall be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(h) and 6(j), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in  this Section 4, and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, in each case in accordance with applicable law.

5. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(f) below, as many copies of the materials contained in the Disclosure Package, any Issuer Written Communication and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) Pricing Term Sheet. The Company will prepare a pricing term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Annex C hereto.

(c)Amendments or Supplements. The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) Additional Written Communications. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Securities any Issuer Written Communication other than materials prepared by or with the prior written consent of the Representative.

(e) Notice to the Representative. The Company will notify the Representative promptly, and confirm such notice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Disclosure Package, any Issuer Written Communication or the Final Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Disclosure Package, any Issuer Written Communication or the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Disclosure Package, Issuer Written Communication or the Final Memorandum is delivered to a prospective purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Disclosure Package, any Issuer Written Communication or the Final Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Ongoing Compliance of the Disclosure Package and the Final Memorandum. If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or as a result of which it would be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(g) Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) Clear Market. For a period commencing on the date hereof and ending on the 90th day after the date of the Final Memorandum (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) the Securities and the Underlying Shares, (ii) securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans described in the Disclosure Package and the Final Memorandum and (iii) the issuance of the Equity Consideration and any registration rights related thereto), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, rights or warrants pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, pursuant to the Rights Agreement or pursuant to other plans existing on the date hereof described in the Disclosure Package and the Final Memorandum), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or securities convertible into or exchangeable for Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8 or a resale registration statement relating solely to the Equity Consideration) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Initial Purchasers. The Company will cause each officer and director of the Company set forth on Schedule III hereto to furnish to the Representative, on or prior to the date hereof, a letter or letters, substantially in the form of Annex E hereto (the “Lock-Up Agreements”).

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds.”

(j) No Stabilization. The Company and its affiliates will not take, directly or indirectly, any action designed to stabilize or manipulate, or that reasonably would be expected to cause or result in the stabilization or manipulation of, the price of any security of the Company in connection with the offering of the Securities.

(k) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l) Listing. The Company will use its commercially reasonable efforts to effect the listing of the Underlying Shares on the NYSE.

(m) Reservation of the Underlying Shares. The Company will reserve and keep available at all times, free of preemptive or similar rights, the Underlying Shares.

(n)No Resales by the Company. The Company will not, and will not permit any of its affiliates to, resell any Securities that have been acquired by any of them.

(o) No Integration. None of the Company, its affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(p)No General Solicitation. None of the Company, its affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(q)DTC Eligibility. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(r)Legends. Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memoranda and the Final Memorandum for the time period and upon the other terms stated therein.

(s)Sarbanes-Oxley Act. The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes Oxley Act.

6. Conditions to the Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all materials respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) at the Time of Sale and on and as of the Closing Date or the Additional Closing Date, as the case may be (or, to the extent any such representation or warranty was given as a particular date, as of such particular date); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Additional Closing Date, as the case may be (or, to the extent any such statement was made as a particular date, as of such particular date).

(b) No Downgrade. Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c) No Material Adverse Change. Subsequent to the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters delivered pursuant to Sections 6(d) and 6(e); (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which in any case referred to in clause (i) or (ii) above, is in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) Accounting Comfort Letters for Company. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Disclosure Package and the Final Memorandum; provided, that the letters delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date and any such Additional Closing Date, as the case may be.

(e) Accounting Comfort Letters for Target Assets. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representative, at the request of the Seller, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information relating to the Target Assets contained or incorporated by reference in the Disclosure Package and the Final Memorandum; provided, that the letters delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Reserves Comfort Letters for Company. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Netherland, Sewell & Associates, Inc. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering certain matters relating to information about the reserves of the Company and its subsidiaries contained in the Disclosure Package, any Issuer Written Communication (other than any electronic road show) and the Final Memorandum and any amendments or supplements to any of the foregoing.

(g) Reserves Comfort Letters for Target Assets. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Netherland, Sewell & Associates, Inc. shall have furnished to the Representative,  letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering certain matters relating to information about the reserves associated with the Target Assets contained or incorporated by reference in the Disclosure Package, any Issuer Written Communication (other than any electronic road show) and the Final Memorandum and any amendments or supplements to any of the foregoing.

(h) Opinion of Counsel for the Company. Davis Graham & Stubbs LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in the form set forth in Annex A hereto.

(j) Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion letter and a 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request at least five business days prior to the Closing Date or the Additional Closing Date, as applicable, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Organizational Documents. On or prior to the Closing Date, the Certificate of Designations shall have been executed by the Company and filed with the Secretary of State of the State of Delaware.

(o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex E hereto, between the Representative and certain executive officers and directors of the Company listed on Schedule 3 hereto relating to sales and certain other dispositions of the Common Stock and certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(p)CFO Certificate. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished or caused to be furnished to the Representative, a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, with respect to the financial information and such other matters as reasonably requested by the Representative.

(q) Officers’ Certificate. The Company shall have furnished to the Representative a certificate, signed by the Company’s (x)  Chairman of the Board or the President and (y)  principal financial or accounting officer, dated as of the Closing Date or any Additional Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations are true and correct in all respects) on and as of the Closing Date or any Additional Closing Date with the same effect as if made on such Closing Date or such Additional Closing Date (or, to the extent any such representation or warranty was given as a particular date, as of such particular date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(r)Effectiveness of the RBL Amendment. Concurrently with or prior to the Closing Date, the RBL Amendment shall have become effective and the terms thereof shall be consistent in all material respects with the terms described in each of the Disclosure Package and the Final Memorandum and the Representative shall have received conformed counterparts thereof.

(s) Listing of Underlying Shares. The Underlying Shares shall have been approved for listing on the NYSE and evidence thereof shall have been provided to the Initial Purchasers.

(t)DTC Eligibility. The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(u) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, and each of their respective directors, partners, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, any Issuer Written Communication or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification of the Company. Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Issuer Written Communication (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the fourth paragraph and the fourth and fifth sentences of the seventh paragraph and the section entitled “Stabilization and Short Positions,” in each case, in the section entitled “Plan of Distribution” in the Preliminary Memoranda and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memoranda and the Final Memorandum or in any amendment or supplement thereto.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) of this Section 7 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 7. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and the Initial Purchasers, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible under this Section 7 for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Initial Purchasers, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities on the Closing Date or, in the case of the Option Securities, any Additional Closing Date, if at any time prior to such time (i) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

10. Defaulting Initial Purchaser.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Disclosure Package, in the Final Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Disclosure Package or the Final Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers as provided in paragraph (a) of this Section 10, the aggregate number of shares of Securities that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed ten percent of the aggregate number of shares of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of shares of Securities that such Initial Purchaser agreed to purchase hereunder (or under any other agreement pursuant to which such Initial Purchaser agreed to purchase shares of Securities that a defaulting

Initial Purchaser failed to purchase) on such date plus such Initial Purchaser’s pro rata share (based on the number of shares of Securities that such Initial Purchaser agreed to purchase on such date) of the shares of Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers as provided in paragraph (a) of this Section 10, the aggregate number of shares of Securities that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds ten percent of the aggregate amount of shares of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) of this Section 10, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase shares of Securities on such Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages caused by its default hereunder, including expenses paid pursuant to Section 11(b) below.

11. Payment of Expenses.

(a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Securities to be sold by the Company and any stamp duties, transfer or other taxes payable in that connection; (ii) the preparation and printing of the Preliminary Memoranda, the Final Memorandum, any Issuer Written Communication, and any amendment or supplement thereto; (iii) the distribution of the Preliminary Memoranda, the Final Memorandum, any Issuer Written Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, any supplemental agreement among Initial Purchasers, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (v) the listing of the Underlying Shares on the NYSE; (vi) the qualification of the Securities under state securities laws and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Initial Purchasers); (vii) the investor presentations, any pre-marketing activities or any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, reasonable expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the Initial Purchasers and the cost of any aircraft chartered in connection with the road show; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (ix) the fees and expenses of the Company’s transfer agent; and (x) all other costs and expenses incident to the performance of the obligations of the Company pursuant to this Agreement.  Except as provided in this Section 11, the Initial Purchasers shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on resale of the Securities by them and the expenses of advertising any offering of the Securities made by the Initial Purchasers. (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 7 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 11 hereof shall survive the termination or cancellation of this Agreement.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by BMO Capital Markets Corp. on behalf of the Initial Purchasers, and any such action taken by BMO Capital Markets Corp. shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: General Counsel, or by facsimile transmission to (212) 702-1205. Notices to the Company shall be delivered or sent by mail to 1700 Lincoln Street, Suite 2800, Denver, Colorado 80203, Attention: Legal Department, or by facsimile transmission to (303) 623-3628, in any case with a copy to Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202, Attention: Ronald R. Levine II.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)Waiver of Jury Trial. The Company and the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

RESOLUTE ENERGY CORPORATION

By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

BMO Capital Markets Corp.

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 herto
BMO CAPITAL MARKETS CORP.

By:	/s/ Paul S. Rosica
Paul S. Rosica
Managing Director

[Signature Page to Purchase Agreement]

 Schedule 1

Initial Purchaser	Number of Firm Securities	Number of Option Securities
BMO Capital Markets Corp.	55,000	7,500

Total	55,000	7,500

Schedule 2

Issuer Written Communications

None

Schedule 3

Persons Delivering Lock-Up Agreements

Richard F. Betz

Bob D. Brady

James E. Duffy

Theodore Gazulis

Thomas O. Hicks, Jr.

Gary L. Hultquist

James M. Piccone

Michael N. Stefanoudakis

Nicholas J. Sutton

James A. Tuell

William K. White

Annex A

Form of Opinion and 10b-5 of Counsel for the Company

October 7, 2016

BMO Capital Markets Corp.

3 Times Square, 27th Floor
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Resolute Energy Corporation, a Delaware corporation (the “Company”), in connection with that certain Purchase Agreement, dated as of October 4, 2016 (the “Agreement”), between the Company and BMO Capital Markets Corp. (the “Initial Purchaser”), providing for the sale by the Company and the purchase by the Initial Purchaser of 55,000 shares of 8-1/8% Series B Cumulative Perpetual Convertible Preferred Stock of the Company (the “Firm Securities”) and, at the option of the Initial Purchaser, the sale by the Company and the purchase by the Initial Purchaser of up to 7,500 additional shares of 8-1/8% Series B Cumulative Perpetual Convertible Preferred Stock of the Company (together with the Firm Securities, the “Securities”).  The Securities will be convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to the Certificate of Designations of 8-1/8% Series B Cumulative Perpetual Convertible Preferred Stock (the “Certificate of Designations” and, together with the Agreement, collectively, the “Transaction Documents”) establishing the terms of the Securities filed with the Secretary of State of the State of Delaware. This opinion is being issued to you pursuant to Section 6(h) of the Agreement.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

In connection with the opinion set forth below, we have examined (i) an executed counterpart of the Agreement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”), including the Certificate of Designations, (iii) the Amended and Restated By-Laws of the Company, as amended to the date hereof (together with the Certificate of Incorporation, as amended by the Certificate of Designations, the “Organizational Documents”), (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Securities and the other transactions contemplated by the Agreement, (v) the final Offering Memorandum, dated as of October 4, 2016, relating to the sale of the Securities by the Initial Purchaser (the “Offering Memorandum”), (vi) the Disclosure Package, (vii) the Rights Agreement, dated as of May 17, 2016, between the Company and Continental Stock Transfer & Trust Company, as rights agent, and (viii) those documents incorporated by reference into the Offering Memorandum and the Disclosure Package.

We have also examined such other corporate documents and records of the Company, certificates of public officials and representatives of the Company, and other statutes, instruments, documents and laws as we have deemed necessary for purposes of this opinion.  We have relied as to factual matters, without independent inquiry, on the representations set forth in the Agreement, certificates of officers of the Company delivered pursuant to the Agreement, one or more certificates of officers of the Company delivered to us in connection with this opinion (each, an “Officer’s Certificate”), and such other documents, records, certificates and instruments as we deemed necessary for purposes of this opinion.  In such examination, we have assumed, with your consent, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the authenticity of the originals of such documents, the due execution and delivery of the Agreement by the parties thereto (other than the Company), that all parties (other than the Company) are duly organized, validly existing and in good standing under the jurisdictions of their organization, that the Agreement has been duly authorized by the parties thereto (other than the Company), and constitutes the valid and binding obligations of the parties thereto (other than the Company), enforceable against them in accordance with its terms, and that the proceeds from the issuance and sale of the Securities will be applied as set forth in the Disclosure Package and the Offering Memorandum.

The opinions set forth in paragraph 5 below regarding the qualification and good standing of the Company (i) are based solely on our review of certificates of good standing of the Company (including, where applicable, certificates of incorporation of the Company itemized in such certificates), (ii) speak only as of October [__], 2016, the date indicated on such certificates of good standing, and (iii) are limited to the meaning set forth in such certificates by the applicable issuing authority and applicable law.  We express no opinion herein, including in paragraph 7 below, regarding the Company’s, any of its subsidiaries’ or any other person’s compliance with financial covenants.  The opinion in paragraph 2 regarding investment company status is based as to matters of fact solely on the representations set forth in an Officer’s Certificate and a review of financial information for the Company as set forth in its annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report for the six months ended June 30, 2016, in each case, as filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  For purposes of determining whether a particular entity is an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), it is necessary to examine the “value” of the assets of such entity within the meaning of Section 2(a)(41)(A) of the Investment Company Act.  Section 2(a)(41)(A)(ii) of the Investment Company Act provides that the “value” of certain assets held by an entity shall be the “fair value” of such assets as of the end of the previous fiscal quarter as determined in good faith by such entity’s board of directors (or similar governing body).  Although the aforementioned Officer’s Certificate may make certain certifications regarding the value of the assets of the Company and/or its subsidiaries, the officer executing the Officer’s Certificate did not request the board of directors (or the equivalent governing body) of the Company or of any of its subsidiaries to determine the value of any assets required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii), but obtained values from other sources deemed to be reliable.  We have assumed, however, with your permission, that all assets of the Company and its subsidiaries that are required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii) of the Investment Company Act by the board of directors (or the equivalent governing body) of the Company, or of the relevant subsidiary, as the case may be, would have been valued at the same values ascribed to such assets for purposes of the Officer’s Certificate had the board of directors (or the equivalent governing body) of the Company or of the relevant subsidiary determined the “fair value” thereof pursuant to that section.

Based on and subject to the foregoing and the comments and qualifications set forth below, it is our opinion that:

1.Assuming the accuracy of the representations and warranties and compliance with the agreements in the Agreement and deemed to have been made or agreed to in the “Transfer Restrictions” section of the Disclosure Package and the Offering Memorandum, no registration under the Securities Act of 1933, as amended, of the Securities is required for the sale and delivery of the Securities by the Company to the Initial Purchaser in the manner contemplated in the Agreement or for the offer and sale by the Initial Purchaser of the Securities in the manner contemplated in the Agreement, in the Disclosure Package and in the Offering Memorandum.

2.The Company is not, and after giving effect to the sale and delivery of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” as defined in the Investment Company Act.

3.The statements in the Disclosure Package and Offering Memorandum under the heading “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of (i) matters of United States federal tax law and regulations or legal conclusions with respect thereto or (ii) the terms of statutes, rules or regulations, constitute accurate summaries of such matters in all material respects.

4.The statements in the Disclosure Package and Offering Memorandum under the heading “Description of Series B Cumulative Perpetual Convertible Preferred Stock” and “Description of Capital Stock” and the information contained in the form of pricing term sheet attached as Annex C to the Agreement, in each case insofar as they purport to constitute summaries of the terms of the Securities and the Common Stock, constitute accurate summaries of the terms of the Securities and Common Stock in all material respects.

5.The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum.

6.The Securities have been duly authorized by the Company and, when issued, paid for and delivered pursuant to the terms of the Agreement, will be validly issued, fully paid, non-assessable and free and clear of any preemptive or similar rights under the Organizational Documents.  The Common Stock issuable upon conversion of the Securities pursuant to the Certificate of Designations (the “Conversion Shares”) has been duly authorized and reserved for issuance and, when issued and delivered in accordance with the Organizational Documents, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not give rise to any preemptive or similar rights under the Organizational Documents.

7.None of the Company’s execution and delivery of the Agreement, the filing of the Certificate of Designations, the performance by the Company of its obligations under the Transactions Documents, the issuance and sale of the Securities to the Initial Purchaser or the issuance of the Conversion Shares upon conversion of the Securities in accordance with the Certificate of Designations will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or asset of the Company or its subsidiaries pursuant to (i) the Organizational Documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, covenant or instrument set forth on Schedule A to this opinion; or (iii) any Applicable Law (as defined below), except in the case of (ii) and (iii) above, for any such breach or violation that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and assuming in the case of clause (iii) above, that all filings or other public disclosures regarding the transactions contemplated by the Agreement required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and applicable New York Stock Exchange rules, have in all cases been made or obtained, as applicable.

8.The Agreement has been duly authorized, executed and delivered by the Company.

9.No consent, approval, authorization, filing with or order of any New York, Delaware, Colorado or U.S. federal court or governmental agency or body having jurisdiction over the Company is required to be made by the Company under any Applicable Law (as defined below) in connection with the transactions contemplated by the Agreement, except for (i) the filing by the Company of a Form 8-K with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, to report the completion of the transactions contemplated by the Agreement; (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable New York Stock Exchange rules; and (iii) such other consents, approvals and authorizations as have been obtained and such other filings as have been made.

We have acted as counsel to the Company in connection with the preparation of the Disclosure Package and the Offering Memorandum and have participated in telephone conferences with representatives of the Company, representatives of the Company’s independent accountants and reserve engineers and representatives of you and your counsel at which conferences the contents of the Disclosure Package (including the supplement to the Preliminary Offering Memorandum) and the Offering Memorandum and related matters were discussed, and, although we did not independently verify such information and do not pass on or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Offering Memorandum (except to the extent provided in paragraphs 3 and 4 above), based on the foregoing and our understanding of the U.S. federal securities laws, no facts have come to our attention that cause us to believe that:

(a)the Disclosure Package, as amended or supplemented at the date and time that the Agreement was executed and delivered by the parties thereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b)the Offering Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that we express no opinion, statement or belief herein with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, contained in the Disclosure Package and/or the Offering Memorandum, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Disclosure Package and/or the Offering Memorandum, or (iii) the oil and gas reserve data included in, or excluded from, the Disclosure Package and/or the Offering Memorandum.

Our opinion is limited to matters governed by (i) applicable federal laws of the United States of America, (ii) applicable laws of the State of New York, (iii) applicable laws of the State of Colorado, and (iv) the Delaware General Corporation Law (collectively, “Applicable Laws”).  References to “Applicable Laws” mean only those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that “Applicable Laws” do not include, and we express no opinion with respect to, state securities or “blue sky” laws of any jurisdiction, any municipal or other local laws, rules or regulations, any antifraud, environmental, labor, tax, insurance or antitrust laws, rules or regulations, or the laws of any jurisdiction not specified above, including the laws of the Navajo Nation.  This opinion is limited to statutes, regulations and administrative and judicial interpretations in effect at the date hereof.  We are not admitted to the practice of law in the State of Delaware, and our opinions with respect to the laws of such state are based solely on a review of the identified statutes.

This opinion is solely for your benefit in connection with the Agreement, and may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express prior written authorization.  Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.  The opinion expressed herein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied upon as such.  The opinion expressed herein is as of the date hereof, and we expressly disclaim any responsibility to update our opinion after the date hereof.  This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Annex B

1.Supplement No. 1 dated October 4, 2016 to the Preliminary Offering Memorandum dated September 30, 2016

2.Pricing term sheet, dated October 4, 2016.

Annex C

[Pricing Term Sheet]

Pricing term sheet dated October 4, 2016

to Preliminary Offering Memorandum dated September 30, 2016

(as supplemented by Supplement No. 1 dated October 4, 2016)

Strictly Confidential

RESOLUTE ENERGY CORPORATION

55,000 Shares of 8⅛% Series B Cumulative Perpetual Convertible Preferred Stock

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (as supplemented by Supplement No. 1 dated October 4, 2016, the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this pricing term sheet but not defined have the meanings given them in the Preliminary Offering Memorandum.

The convertible preferred stock and the common stock issuable upon conversion of the convertible preferred stock, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The convertible preferred stock and the common stock issuable upon conversion of the convertible preferred stock, if any, may not be offered or sold except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the convertible preferred stock and the common stock issuable upon conversion of the convertible preferred stock, if any, are being offered only to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in accordance with Rule 144A under the Securities Act. For further details about eligible offerees and resale restrictions, see the section of the Preliminary Offering Memorandum captioned “Transfer Restrictions.”

Issuer:	Resolute Energy Corporation, a Delaware corporation
Title of Securities:	8⅛% Series B Cumulative Perpetual Convertible Preferred Stock (the “convertible preferred stock”)
Shares Offered:	55,000 shares of convertible preferred stock
Initial Purchaser’s Option to Purchase Additional Shares:	7,500 additional shares of the convertible preferred stock
Distribution:	144A
NYSE Closing Sale Price of the Issuer’s Common Stock on October 4, 2016:	$25.68 per share of common stock
Pricing Date:	October 4, 2016
Settlement Date:	October 7, 2016
Liquidation Preference:	$1,000 per share of convertible preferred stock
Initial Offering Price:	$1,000 per share of convertible preferred stock
Net Proceeds (before expenses):	$52.8 million (or $60.0 million if the Initial Purchaser exercises its option to purchase additional shares in full)
Use of Proceeds:

The Issuer intends to use the net proceeds of this offering, together with borrowings under its Revolving Credit Facility, to fund the cash portion of the purchase price for the Delaware Basin Acquisition. In the event the Delaware Basin Acquisition is not completed, then the Issuer expects to use the net proceeds for general corporate purposes. This offering of convertible preferred stock is not conditioned on completion of the Delaware Basin Acquisition. Accordingly, investors must consider the possibility that such acquisition does not occur and the Issuer obtains none of the benefits expected from such acquisition.

Maturity Date:

The convertible preferred stock has no maturity date and will remain outstanding unless converted by the holders or mandatorily converted or redeemed by the Issuer in the event of an acquisition termination.

Dividends:

Holders of convertible preferred stock are entitled to receive, when, as and if declared by the Issuer’s board of directors, or an authorized committee thereof, cumulative cash dividends at a rate of 8⅛% per annum on the liquidation preference of $1,000 per share of the convertible preferred stock. Dividends will accumulate from the Settlement Date, whether or not any of the Issuer’s agreements prohibit the current payment of dividends, the Issuer has earnings or funds legally available to pay such dividends or the Issuer declares the payment of dividends. To the extent that the Issuer’s board of directors, or an authorized committee thereof, declares (out of funds legally available for the payment in cash) a dividend payable with respect to the convertible preferred stock, the Issuer will pay such dividends in cash on the relevant dividend payment date.

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2017
Dividend Record Dates:	January 1, April 1, July 1 and October 1 immediately preceding the relevant dividend payment date.
Conversion Premium:	Approximately 15% above the NYSE closing sale price of the Issuer’s common stock on October 4, 2016
Initial Conversion Rate:	33.8616 shares of the Issuer’s common stock per share of convertible preferred stock
Initial Conversion Price:	Approximately $29.53 per share of the Issuer’s common stock

Acquisition Termination Redemption:

If the Acquisition Agreement relating to the Delaware Basin Acquisition is terminated (other than by consummation of the Delaware Basin Acquisition), the Issuer may redeem all, but not less than all, of the outstanding convertible preferred stock for cash on an acquisition termination redemption date to occur on or prior to April 1, 2017. The acquisition termination redemption price for each share of convertible preferred stock to be redeemed will be equal to the sum of (i) $1,010.00, (ii) accumulated and unpaid dividends on such convertible preferred stock to, but not including, the acquisition termination redemption date and (iii) 90% of the excess, if any, of the acquisition termination redemption conversion value (as defined below) over the initial conversion value (as defined below). Following April 1, 2017, the convertible preferred stock will not be redeemable.

The “acquisition termination redemption conversion value” means, with respect to the acquisition termination redemption date, the product of (i) 33.8616, which is the initial conversion rate and (ii) the average of the per share VWAP of the Issuer’s common stock for each day during a 20 consecutive trading day period ending immediately prior to the acquisition termination redemption date.

The “initial conversion value” means the product of (i) 33.8616, which is the initial conversion rate and (ii) $25.68, the NYSE closing sale price of the Issuer’s common stock on October 4, 2016.

Mandatory Conversion:

At any time on or after October 15, 2021, the Issuer may give notice of its election to cause all, and not part, of the outstanding shares of the convertible preferred stock to be automatically converted into shares of the Issuer’s common stock, if the closing sale price of the Issuer’s common stock equals or exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which the Issuer issues a press release announcing the mandatory conversion of the convertible preferred stock (as described in the Preliminary Offering Memorandum), in which case each holder will receive, for each share of convertible preferred stock being converted, a number of shares of the Issuer’s common stock equal to the conversion rate in effect at the time.

Conversion Upon Fundamental Change:

Upon a Fundamental Change, holders of shares of the convertible preferred stock will have the right to convert their shares of convertible preferred stock, in whole or in part, into shares of the Issuer’s common stock during the fundamental change conversion period. If a holder converts its convertible preferred stock, such holder will receive, for each share of the convertible preferred stock surrendered for conversion a number of shares of the Issuer’s common stock equal to the sum of (x) the conversion rate and (y) the make-whole premium, if any, as calculated and described in the Preliminary Offering Memorandum under “—Determination of the Make-Whole Premium.”

In addition, such holder will have the right to receive an amount in cash equal to any accumulated and unpaid dividends on such converted shares, whether or not declared prior to the conversion date, for all prior dividend periods ending on or prior to the dividend payment date immediately preceding (or, if applicable, ending on) such date (other than previously declared dividends payable to holders of record as of a prior date); provided that the Issuer is then legally permitted to pay such dividends.

Make-Whole Premium:

The following table sets forth the number of additional shares that will be added to the conversion rate following the date on which the fundamental change occurs or becomes effective (the “effective date”) and prior to the Special Rights End Date (as defined in the Preliminary Offering Memorandum) for each stock price and effective date below:

	Stock Price(1)

Effective Date	$25.68	$27.50	$29.53	$32.50	$35.00	$40.00	$44.30	$50.00	$75.00	$100.00
October 7, 2016	5.0792	4.5421	4.0295	3.4123	2.9813	2.3084	1.8714	1.4284	0.4384	0.0904
October 15, 2017	5.0792	4.3857	3.8873	3.2861	2.8699	2.2184	1.7969	1.3724	0.4211	0.0854
October 15, 2018	5.0792	4.1530	3.6672	3.0861	2.6870	2.0684	1.6728	1.2744	0.3904	0.0784
October 15, 2019	5.0792	3.8221	3.3421	2.7784	2.3956	1.8184	1.4560	1.1004	0.3344	0.0644
October 15, 2020	5.0792	3.4293	2.9290	2.3446	1.9613	1.4009	1.0745	0.7804	0.2264	0.0394
October 15, 2021 and thereafter	5.0792	3.1675	2.5904	1.8830	1.3870	0.6309	-	-	-	-
(1)

The stock prices set forth in the table above (i.e., the column headers) will be adjusted as of any date on which the conversion rate is adjusted under the Preliminary Offering Memorandum. The adjusted stock prices will be equal to the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares in the table above will be adjusted in the same manner and at the same time as the conversion rate.

The exact stock price and effective date may not be set forth on the table, in which case:

•  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

• if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate; and
• if the stock price is less than $25.68 per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate.
CUSIP/ISIN Numbers:	76116A 405/US76116A4058
Listing:

Prior to this offering, there has been no public market for the convertible preferred stock. The Issuer does not intend to apply to list the convertible preferred stock on any securities exchange or any automated dealer quotation system.

Book-Running Manager:	BMO Capital Markets Corp.

Changes to Information in the Preliminary Offering Memorandum

In addition to pricing information set forth above, the Preliminary Offering Memorandum will be updated to reflect the following:

As the size of the offering has increased from 50,000 shares of convertible preferred stock (or 57,500 shares of convertible preferred stock if the initial purchaser exercises its option to purchase additional shares in full) to 55,000 shares of convertible preferred stock (or 62,500 shares of convertible preferred stock if the initial purchaser exercises its option to purchase additional shares in full), all corresponding references in the Preliminary Offering Memorandum related to the offering size are hereby updated. References in the Preliminary Offering Memorandum related to expected borrowings under the Revolving Credit Agreement in relation to the Delaware Basin Acquisition are hereby updated.

As a result of the increase in the size of the offering, the Issuer intends to decrease its expected borrowings under its Revolving Credit Agreement to $38.2 million (instead of $43 million) to fund the cash portion of the purchase price for the Delaware Basin Acquisition.

As of June 30, 2016, on a pro forma basis after giving effect to this offering, the Delaware Basin Acquisition and repayments made on the Revolving Credit Facility since June 30, 2016, (i) the Issuer would have had total indebtedness of $566.5 million, $166.5 million of which would have been secured, and (ii) the Issuer would have had $63.2 million available for borrowing under the Revolving Credit Facility.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.

This term sheet relates only to the convertible preferred stock and common stock issuable upon conversion thereof and should be read together with the Company’s Preliminary Offering Memorandum  (including the documents incorporated by reference therein before making any decision with respect to the offered securities.  The information in this term sheet supersedes the information in the Company’s Preliminary Offering Memorandum to the extent inconsistent therewith.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANY DISCLAIMER OR OTHER NOTICE THAT MAY APPEAR BELOW IS NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMER OR NOTICE WAS AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT BY BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex D

SIGNIFICANT SUBSIDIARIES

Resolute Natural Resources Company, LLC

WYNR, LLC

BWNR, LLC

Resolute Wyoming, Inc.

Hicks Acquisition Company I, Inc.

Resolute Aneth, LLC

Resolute Northern Rockies, LLC

Resolute Natural Resources Southwest, LLC

Annex E

LOCK-UP LETTER AGREEMENT

BMO CAPITAL MARKETS CORP.

As Representative of the several

Initial Purchasers named in Schedule 1

In the Purchase Agreement referred to below,

c/o BMO Capital Markets Corp.

3 Times Square

27th Floor

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchasers of shares (the “Securities”) of Series B Cumulative Perpetual Convertible Preferred Stock, with an initial liquidation preference of $1,000.00 per share, of Resolute Energy Corporation, a Delaware corporation (the “Company”), and that the Initial Purchasers propose to reoffer the Securities in accordance with Rule 144A or another applicable exemption under the Securities Act of 1933, as amended (the “Offering”). The Securities will be convertible, subject to certain conditions set forth in the Certificate of Designations establishing the Securities, for shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Securities.

In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of BMO Capital Markets Corp., on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 75th day after the date of the Final Memorandum relating to the Offering.

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, (b) bona fide gifts of shares of Common Stock in an aggregate amount not exceeding 25,000 shares of Common Stock, (c) sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (c) that (i) the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto, and (ii) the undersigned notifies BMO Capital Markets Corp. at least two business days prior to the proposed transfer or disposition; (d) the exercise of warrants or the exercise of stock options or the vesting of other outstanding equity awards granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, and (e) the transfer of shares of Common Stock to the Company in satisfaction or payment of any exercise price or to satisfy any tax withholding obligations with respect to equity awards granted under any existing employee benefit plan of the Company.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Purchase Agreement before the sale of any Securities to the Initial Purchasers or (2) October 15, 2016, in the event that the Purchase Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: